EXHIBIT 99.1

Delta Oil and Gas, Inc. – Balencic Creative Group LLC

Interim Chief Compliance Officer Agreement

THIS OFFICER AGREEMENT (“Agreement”) is made as of July 16th, 2018, by and between Delta Oil & Gas, Inc., a Nevada corporation (the “Client”), and Jordan P. Balencic, D.O. of Balencic Creative Group, LLC, a Pennsylvania Corporation (the “Contractor”).

RECITALS

  Company has formed an Officer to assist it in evaluation of its research and development and business activities.
  Company wishes to engage the services of Contractor, as a member of its Officer and serve as interim Chief Compliance Officer, to provide the services set forth below, and Contractor wishes to provide such services.

 AGREEMENT

NOW, THEREFORE, in consideration of the covenants hereinafter stated, the parties agree as follows:

1.	Performance
1.1.	Contractor shall provide general consulting services to Client (the “Services”) as a member of its Officer and Interim Chief Compliance Officer, to include:

1.1.1.	To advise Client on general strategic business and technical matters in the capacity as an industry expert in Contractor’s field(s) of expertise.
1.1.2.	To participate in monthly Advisory calls which will be scheduled at least 3 days in advance.
1.1.3.	To respond promptly to any phone calls or emails sent by the Client’s executives and/or senior staff.
1.1.4.	To assist with Client’s Investor Relations strategy.
1.1.5.	To assist with Client’s Public Relations strategy.
1.1.6.	To assist with Client’s various SEC, OTC and SOS filings.

2.	Compensation

2.1.	As consideration for Contractor’s services, Client will pay as follows:

2.1.1.	200,000 common restricted shares for a 3 month term as consideration.

2.1.2.	Shares shall be calculated based on $0.03 price per share.

2.2.	It is understood that the full amount of compensation issued to Contractor is independent contractor income, and shall be reported as such to the Internal Revenue Service.

2.3.	The Client represents and warrants that all shares will be issued free and clear of all liens, charges, and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.
2.4.	It is understood that the Client shall provide the Contractor with all supporting documentation regarding the origin of the shares; including legal opinion letter(s) from the Client’s legal counsel.
2.5.	It is understood that the Client shall provide the Contractor with the name of the brokerage firm in the United States that will accept a legal opinion letter from the Client’s legal counsel, and has cleared the Client’s stock in the past.
2.6.	It is understood that the full amount of compensation issued to Contractor is independent contractor income, and shall be reported as such to the Internal Revenue Service.

3.	Confidential Information
3.1.	Definition. As used herein, Confidential information shall mean any information and data of a confidential or proprietary nature which is disclosed by Client to Contractor, including but not limited to, information with respect to financial information pertaining to the business of Client or its clients, know-how, customer contacts or lists, business process, strategy and marketing of services, products, other technology relating to computer networking, data communications, voice communications and, computing services and financial information related to capital structures, financial statements or any relative information to the business of Client which may be disclosed pursuant to this Agreement.
3.2.	Client may furnish Contractor with public company information which, if not already in the public domain, should be considered privileged insider information. This information that has not already been made public, may not be divulged by Contractor.
3.3.	Client and Contractor will promptly notify the other if it learns of any material misstatements in, or material omissions from, any information previously delivered to Contractor.
3.4.	Additionally, Contractor recognizes that all information about the day-to-day operations of Client, potential business deals, and general business models are to be held in strict confidence. No press release, statements to shareholders, or investment prospectuses shall be issued by Contractor without approval from the Client.
3.5.	Contractor shall maintain confidentiality of all Confidential Information disclosed by Client until three years after this Agreement is terminated..

4.	Effective Date
4.1.	The Effective Date of this Agreement shall be the date stated above the signatures below and shall remain effective for twelve months from the date of the Agreement.

5.	Expenses
5.1.	Client shall reimburse Contractor for expenses pre-approved in writing, incurred in the performance of work pursuant to this Agreement.

6.	Independent Contractor
6.1.	Contractor is an independent contractor. Contractor shall not be deemed for any purpose to be an employee or agent of Company, and neither party shall have the power or authority to bind the other party to any contract or obligation. Client shall not be responsible to Contractor or any governing body for any payroll-related taxes or insurance related to the performance of the terms of this Agreement.

7.	Non-Fiduciary Status
7.1.	The Contractor does not have fiduciary responsibility to the Client, and is not in any manner considered a fiduciary by virtue of the Officer or Officer position.
7.2.	The Contractor does not have decision making power or voting authority.
7.3.	All recommendations of the Contractor are subject to review and approval by the Client.

8.	Disclosure
8.1.	Contractor acknowledges and agrees that Client may publicly disclose that Contractor is a member of Client’s Officer.

9.	Indemnification and Hold Harmless
9.1.	The Client agrees to indemnify and hold harmless the Contractor and its respective agents and employees, against all losses, claims, liabilities, suits, costs, damages, and expenses (including attorney’s fees) incurred or suffered by the Contractor arising from his performance of services hereunder, or that result from any untrue statement or alleged untrue statement of any material fact, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading.

10.	Notification
10.1.	Any Notice to be given in connection with this Agreement shall be effective upon receipt, shall be made in writing and shall be sufficiently given if personally delivered or if sent by courier or other express mail service, postage prepaid, addressed to the party entitled or required to receive such Notice at the address for each party as follows:
10.1.1.	To: Balencic Creative Group LLC Attention: Jordan P. Balencic, D.O. - CEO
10.1.1.1.	Address: RETRACTED FOR PUBLIC DOCUMENT
10.1.1.2.	Email: RETRACTED FOR PUBLIC DOCUMENT
10.1.2.	To: Delta Oil and Gas, Inc.
10.1.2.1.	Address: Suite 604 - 700 West Pender Street Vancouver, BC V6C 1G8 Canada
10.1.2.2.	Email: deltaoandg@gmail.com

11.	Miscellaneous
11.1.	This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, however, is intended to confer or does confer on any person or entity, other than the parties hereto and their respective successors and permitted assigns any rights not specifically set for in this Agreement.
11.2.	The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect pursuant to the terms hereof.
11.3.	The failure of one party to require performance at any time thereafter shall not constitute a waiver of any breach or default of this Agreement or constitute a waiver of any subsequent breach or default or a waiver of the provision itself.
11.4.	This Agreement incorporates the entire understanding of the parties regarding the subject matter hereof, and supersedes all previous agreements or understanding regarding the same, whether written or oral.
11.5.	This Agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by the parties.
11.6.	This Agreement shall be governed by the laws of the State of Texas without regard to such State’s rules concerning conflict of laws, and both parties agree that Texas shall be the forum in which any dispute under this contract is governed.
11.7.	The losing party in the event of litigation agrees to pay all arbitration and court costs, reasonable attorney’s fees, and legal interest on any award or judgment in favor of the winning party.